Exhibit 3.36

The Companies Acts 1985 to 1989
A Private Company Limited by Shares

MEMORANDUM OF
ASSOCIATION

OF

LIDSTEP LIMITED

1.                                       The Company’s name is LIDSTEP LIMITED.

2.                                       The Company’s Registered Office is to be situated in England and Wales.

3.                                       The Company’s objects are:

(A)                              To carry on business as a general commercial company.

(B)                                To carry on any other business which in the opinion of the Company, may be capable of being conveniently or profitably carried on in connection with or subsidiary to any other business of the Company and is calculated to enhance the value of the Company’s property.

(C)                                To purchase or by any other means acquire freehold, leasehold or any other property for any estate or interest whatever, movable or immovable or any interest in such property, and to sell, lease, let on hire, develop such property, or otherwise turn the same to the advantage of the Company.

(D)                               To apply for, register or by other means acquire any patents, patent rights, brevets d’invention, licences, trademarks, concessions and inventions and to use and turn to account the same or to develop, sell or assign the same or grant licences or privileges in respect thereof or otherwise turn the same to the advantage of the Company.

(E)                                 To build, reconstruct or generally maintain buildings and works of all kinds, whether or not these are situate on the property of the Company.

(F)                                 To invest and deal with the monies of the Company in such shares or upon such securities and in such manner as from time to time may be determined.

(G)                                To enter into arrangements for joint workings in business or amalgamate with or enter into any partnership or arrangement for sharing profits, union of interests, reciprocal concession or co- operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company or which is capable of being carried on so as directly or indirectly to benefit the Company.

(H)                               To purchase or otherwise acquire, take over and undertake all or any part of the business, property, liabilities and transactions of any person, firm or company carrying on any business the carrying on of which is calculated to benefit this Company or to advance its interests, or possessed of property suitable for the purposes of the Company.

(I)                                    To sell, improve, manage, develop, turn to account, let on rent or royalty or share of profits or otherwise, grant licences or easements or other rights in or over, or in any other manner deal with or dispose of the undertaking and all of any of the property and assets for the time being of the Company for such consideration as the Company may think fit.

(J)                                   To subscribe for, take, purchase or otherwise acquire either for cash, shares or debentures in this Company or any other consideration any other company or business which, in the opinion of the Company, may be carried on so as directly or indirectly to benefit the Company.

(K)                               To sell or otherwise dispose of the whole or any part of the business or property of the Company for any consideration, shares or debentures as the Company may think fit.

(L)                                 To lend and advance money or give credit on any terms and with or without security to any company, firm or person (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any company, firm or person (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

(M)                            To borrow or raise money in any manner and to secure the repayment of any money borrowed raised, or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

(N)                               To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(O)                               To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company’s interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(P)                                 To support and subscribe to any funds and to subscribe to or assist in the promotion of any charitable, benevolent or public purpose or object for the benefit of the Company or its employees, directors or other officers past or present and to grant pensions to such persons or their dependants.

(Q)                               To distribute among the members of the Company in kind any property of the Company of whatever nature.

(R)                                To pay all or any expenses in connection with the promotion, formation and incorporation of the Company, or to contract with any company, firm or person to pay the same, and to pay commission to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

2

(S)                                 To do all such other things as may be deemed incidental or conducive to the attainment of the Company’s objects or any of them.

None of the objects set forth in any sub-clause of this Clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in any such sub-clause or by reference to or inference from the terms of any other sub-clause of this Clause, or by reference to or inference from the name of the Company.

4.                                       The liability of the Members is limited.

5.                                       The Company’s share capital is £1,000 divided into 1,000 Shares of £l each.

3

We, the subscribers to this Memorandum of Association, wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of Shares shown opposite our respective names.

NAMES AND ADDRESSES OF SUBSCRIBERS	Number of Shares taken by each Subscriber

HALLMARK SECRETARIES LIMITED
120 East Road London N1 6AA	One /s/ illegible

HALLMARK REGISTRARS LIMITED	One
120 East Road London N1 6AA	/s/ illegible

Dated the 1st July 1996

Witness to the above signatories:

DAVID ORDISH
120 East Road, London N1 6AA	/s/ David Ordish

4

COMPANIES ACTS

WRITTEN RESOLUTION

OF

PREMDOR UK HOLDINGS LIMITED

COMPANY NUMBER: 3226252

PASSED ON 17TH NOVEMBER 2000

On 17th November 2000 the following resolution was passed as a written resolution; all members of the company, who at that date, were entitled to attend and vote at a General Meeting of the Company, having signed:

1.1           IT WAS NOTED THAT the authorised issued share capital of the Company is £600,000 divided into 600,000 ordinary shares of £1.00 each (“Ordinary Shares”)

1.2           IT WAS RESOLVED AS SPECIAL RESOLUTIONS THAT:-

1.2.1        the authorised share capital of the Company be increased from £600,000 to £100,000,000 by the creation of 99,400,000 additional shares of £1.00 each which shall rank pari passu with, and in all respects have the same rights as the existing Ordinary Shares; and

1.2.2        the Directors be authorised to allot and issue to the sole shareholder of the Company 8,100,000 Ordinary Shares of £1.00 each upon subscription by the sole shareholder of £8,100,000.

(Signed)	/s/ Pinset Masons

Company No. 03226252

THE COMPANIES ACTS 1985 AND 1989
(the “Act”)

__________________________________________

PRIVATE COMPANY LIMITED BY SHARES

__________________________________________

WRITTEN RESOLUTIONS

of

PREMDOR U.K. HOLDINGS LIMITED

We, the undersigned, being the sole member of the above company, for the time being entitled to attend and vote at General Meetings, hereby RESOLVE that the following resolutions by passed as written resolutions and agree that the said resolutions shall for all purposes be as valid and effective as if the same has been passed at a general meeting of the Company duly convened and held:-

1.             THAT the authorized share capital of the Company be increased from £1,000 to £600,000 by the creation of 599,000 additional Ordinary shares of £l each, ranking pari passu in all respects with the existing Ordinary shares of £l each.

2.             THAT the Directors be generally and unconditionally authorized to exercise all the powers of the Company to allot relevant securities within the meaning of section 80(2) of the Companies Act 1985 (the “Act”) up to an aggregate nominal value of £599,000 such authority to expire five years from the passing of this resolution.

3.             THAT the Directors be hereby given power in accordance with section 95 of the Act to allot equity securities (within the meaning of section 94 of that Act) up to an aggregate nominal value of £599,000 as if section 89(1) of the Act did not apply to the allotment.

Date	Signature	Name of Shareholder	Number of Shares

August 10, 1998	/s/ Robert Tubbesing	Premdor Inc.	100% 1,000 Ordinary Shares

Company No. 3226252	The Companies Acts 1985 to 1989
Company Limited by Shares

SPECIAL RESOLUTION

OF

LIDSTEP LIMITED

At an Extraordinary General Meeting of the Company duly convened and held at the Registered Office on 23rd July 1996 the following Resolution was duly passed as a SPECIAL RESOLUTION of the Company, viz:

RESOLUTION

That Clause 3A of the Memorandum of Association of the Company be and is hereby duly deleted and the Clause 3A as below be substituted therefor.

“3.                                 The Company’s objects are:-

(A)                              (i)            To carry on the business of a holding company and the business of an investment company and or other similar or like company and to do all lawful acts and things whatever that are necessary in the ordinary way for the pursuit of such business of a holding company, investment company and or any similar or like company, the business of a management and servicing company and to act as managers including the direction and management of other companies, the businesses, property, land and estates of companies, corporations, or private persons and to carry out and undertake all such duties and matters in connection therewith as may be necessary or deemed to be expedient and to exercise its powers as a controlling shareholder of other companies or corporations.

(ii)           To acquire by purchase, lease, concession, grant, licence or otherwise such lands whether freehold or leasehold, buildings, leases, underleases, rights, concessions, privileges, stocks, shares, debentures, and bonds whether in public or private companies, whether incorporated or unincorporated, insurance policies, real, personal and any other such property as the Company shall deem fit.

(iii)          To carry on business as a general commercial company.”

/s/ illegible

CHAIRMAN

The Companies Acts 1985 to 1989
A Private Company Limited by Share;

ARTICLES OF
ASSOCIATION

OF

LIDSTEP LIMITED

PRELIMINARY

1.             (a)           Subject as hereinafter provided the Regulations contained in Table A in The Companies (Table A to F) Regulations 1985 (“Table A”) shall apply to the Company.

(b)           In these Articles the expression “the Act” means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

2.             Regulations 3,8,24,41,46,48,64,67,73 to 77 inclusive and 94 to 97 inclusive of Table A shall not apply to the Company.

3.             The Company is a private company and accordingly no offer or invitation shall be made to the public (whether for cash or otherwise) to subscribe for any shares in or debentures of the Company nor shall the Company allot or agree to allot (whether for cash or otherwise) any shares in or debentures of the Company with a view to all or any of those shares or debentures being offered for sale to the public.

SHARES

4.             (a)           Subject to Article 5 below all unissued shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the directors and for the purposes of Section 80 of the Act the directors are unconditionally authorised to exercise the power of the Company to allot shares grant options over or otherwise dispose of the same to such persons and on such terms as they think fit at any time or times during the period of five years from the date of incorporation and the directors may after that period allot any shares or grant any such rights under this authority in pursuance of an offer or agreement made by the Company within that period.

(b)           The authority given above may be renewed revoked or varied by ordinary resolution of the Company in general meeting.

5.             (a)           In accordance with Section 91(1) of the Act, Sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to the Company.

(b)           All unissued shares which are not comprised in the authorised share capital of the Company with which the Company is incorporated shall be offered to the members in proportion as nearly as may be to the number of the existing shares held by them respectively unless the Company in general meeting shall by special resolution otherwise direct. Such offer shall be made by written notice specifying the number of shares offered and a period (not being less than 14 days) within which the offer if not accepted will be deemed to be declined. After the expiration of this period or, if earlier, on receipt of notice of non-acceptance, those shares so declined shall be offered to the members who have within the said period accepted all the shares offered to them in the proportion aforesaid in like terms in the same manner and limited by a like period as the original offer. The directors may in accordance with the provisions of this Article allot grant options over or otherwise dispose of such shares not accepted pursuant to such offers together with any shares not capable of being offered aforesaid except by way of fractions to such persons on such terms as they think fit provided that such shares shall not be disposed of on such terms which are more favourable to the subscribers therefor than the terms on which they were offered to the members. The provisions of this Article shall be subject to Section 80 of the Act.

LIEN

6.             The Company shall have a first and paramount lien on every share (whether or not it is a fully paid share) for all moneys (whether presently payable or not) called or payable at the fixed time in respect of that share and the Company shall also have a first and paramount lien on all shares (whether or not it is a fully paid share) registered in the name of any member whether solely or one of two or more joint holders for all such moneys presently payable by him or his estate to the Company. However the directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to all dividends payable thereon.

TRANSFER OF SHARES

7.             (a)           No share or beneficial ownership of a share shall be transferred (otherwise than to the Company under Regulation 35 of Table A) until the rights of pre-emption hereinafter conferred have been exhausted. Any obligation to transfer a share pursuant to this Article is an obligation to transfer the entire legal and beneficial interest in such share.

(b)           A member who intends to transfer any share or any interest therein (including for this purpose the assignment of the beneficial interest in, or the creation of any charge or other security interest over, such share or the renunciation or assignment of any right to receive or subscribe for such share) (“the Seller”) shall give notice (“the Transfer Notice”) to the directors of his intention and the particulars of the shares (“the Transfer Shares”) together with the price per share at which he is willing to sell (“the Specified Price”). A Transfer Notice once received by the directors is irrevocable unless paragraphs (d) or (h) apply.

(c)           The Transfer Notice shall constitute the Company as agent of the Seller for the sale of the Transfer Shares to the members other than the Seller (“the Offerees”) at the Specified Price save that if the directors do not accept that the Specified Price constitutes a fair price they shall instruct the Auditors of the Company (who shall act as experts and not as arbitrators so that any provision of law or statute relating to arbitration shall not apply) to certify in writing (“Certificate of Value”) the value of the Transfer Shares as between a willing seller and a willing buyer. The Auditors’ decision on the value of the Transfer Shares between a willing seller and a willing buyer is within the Auditors’ complete discretion and their certification shall be final and binding on the members. The Specified Price in the Transfer Notice shall be substituted by the price in the Certificate of Value. The Company upon receipt of the Certificate of Value shall forthwith furnish a copy thereof to the Seller. The Seller shall bear the cost of the valuation.

(d)           If upon receipt of the Certificate of Value the Seller considers that the price decided upon by the Auditors of the Company is not a reasonable one he shall be entitled to revoke the Transfer Notice within 7 days of receipt of the Certificate of Value by written notice to the directors (“the First Revocation Period”). Thereafter the Transfer Shares will not be offered by the directors to the Offerees or by the Seller to any other person or persons unless at a later date the Seller serves another Transfer Notice in respect of the Transfer Shares in which event all the provisions of this Article shall apply.

(e)           if the Seller has not revoked the Transfer Notice upon expiry of the First Revocation Period the price (whether by reference to the Specified Price or the Certificate of Value) shall be fixed in the Transfer Notice as the final price (“the Final Price”) and the directors shall by notice in writing (“the Offer Notice”) inform the Offerees of the number and price of the Transfer Shares and shall invite the Offerees to apply in writing to the Company, within 21 days of the date of despatch of the Offer Notice (which date must be stated therein), for a maximum number of the Transfer Shares.

(f)            if such Offerees within the period of 21 days stated in the Offer Notice apply for all or any of the Transfer Shares the directors will allocate the Transfer Shares applied for to the applicant Offerees in such proportions (or as nearly as may be and without increasing the number sold to an Offeree beyond the number applied for by him) as their existing holdings bear to the total of the holdings of the applicant Offerees. The Transfer Shares not capable of being allocated without involving fractions shall be allocated to the applicant Offerees in such proportion as the directors think fit. Any outstanding Transfer Shares may then be allocated in such manner as the directors think fit to those Offerees who applied for such Transfer Shares provided no Offeree shall be allocated shares in excess of the number of shares applied for by him.

(g)           if upon expiry of the 21 day period specified in the Offer Notice the directors shall have received applications for some but not all of the remaining Transfer Shares the directors may nominate within 14 days from the expiry of the Offer Notice a person or persons which may (subject to the Act) be the Company to whom the Transfer Shares not applied for will be allocated. The directors shall give notice in writing (the “Allocation Notice”) of such allocations pursuant to paragraph (f) and this paragraph to the Seller and to the persons to whom the Transfer Shares have been allocated. The Allocation Notice must specify the date of despatch of the Allocation Notice, the name and address of the persons to whom the allocations have been made, the price and method of payment and number of Transfer Shares to be allocated and the place and time for completion (which shall be 21 days from the date of despatch) and that the Allocation Notice is subject to the Seller’s right of revocation pursuant to paragraph (h).

(h)           The Seller may revoke the Transfer Notice if after service of the Allocation Notice not all the Transfer Shares have been taken up. Notice must be given in writing by the Seller to the Company within 14 days of the date of the Allocation Notice (the “Second Revocation Period”).

(i)            If the Seller has not revoked the Transfer Notice upon expiry of the Second Revocation Period the Seller shall be bound upon payment of the purchase price due in respect thereof to transfer the shares comprised in the Allocation Notice to the person or persons (which may be the Company subject to the Act) named therein on the day and at the time specified therein.

(j)            In the event that the Seller fails or refuses to transfer the Transfer Shares having become bound so to do the Company may receive the purchase price in trust for the Seller and may authorise some person to execute a transfer of the Transfer Shares in favour of the purchasers.

(k)           During the 3 months following the expiry of 56 days from the date of the Offer Notice the Seller may (subject nevertheless to the provisions of paragraph (1)) transfer to any person and at any price but not less than the Final Price fixed in the Transfer Notice any of the shares comprised therein not included in the Allocation Notice or all but not part of the Transfer Shares comprised in the Transfer Notice if the Seller has revoked the Transfer Notice under paragraph (h).

(l)            The directors may in their absolute discretion and without assigning any reason therefor decline to register the transfer of a share whether or not it is a fully paid share.

GENERAL MEETINGS

8.             In every notice convening a general meeting of the Company there shall appear a statement that a member entitled to attend and vote is entitled to appoint a proxy and the proxy need not be a member of the Company and Regulation 38 of Table A shall be modified accordingly.

9.             (a)           If the quorum prescribed by Regulation 40 of Table A is not present within 30 minutes from the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place or such time and place as the directors may determine.

(b)           If at the adjourned meeting a quorum is not present within 30 minutes of the time appointed for the meeting one person entitled under Regulation 40 of Table A to be counted in a quorum present at the meeting shall constitute a quorum.

10.           (a)           A resolution put to the vote of a meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands a poll is duly demanded.

(b)           A poll may be demanded by the chairman or by a member (present in person or by proxy) having the right to attend and vote at the meeting.

(c)           The demand for a poll may before the poll is taken be withdrawn.

(d)           A demand so withdrawn shall not be taken to have invalidated the result of a vote on a show of hands declared before the demand was made.

11.           A resolution in writing executed pursuant to Regulation 53 of Table A and which is expressed to be a special resolution or an extraordinary resolution shall have effect accordingly.

12.           (a)           If and for so long as the Company has only one member and that member takes any decision which is required to be taken in general meeting or by means of a written resolution, that decision shall be as valid and effectual as if agreed by the Company in general meeting save that this paragraph shall not apply to resolutions passed pursuant to ss303 and 391 of the Companies Act 1985.

(b)           Any decision taken by a sole member pursuant to para (a) above shall be recorded in writing and delivered by that member to the Company for entry in the Company’s minute book.

VOTES OF MEMBERS

13.           The words “or by proxy” shall be inserted after the word “person” in regulation 54 of Table A.

14.           The words “Unless the directors determine otherwise” shall be inserted at the commencement of Regulation 57 of Table A.

15.           The words “30 minutes” shall be substituted for “48 hours” in Regulation 62(a) of Table A and for “24 hours” in Regulation 62(b) of Table A.

DIRECTORS

16.           The first director or directors of the Company shall be the person or persons named in the statement delivered under Section 10 of the Act.

17.           Unless and until otherwise determined by the Company in general meeting there shall be no maximum number of directors and the minimum number of directors shall be one. Whensoever there shall be a sole director such director may exercise all the powers discretions and authorities vested in the directors by these Articles and by Table A. The words “and unless so fixed at any other number shall be two” shall be omitted from Regulation 89 of Table A.

18.           In any case where as a result of the death of a sole member of the Company the Company has no members and no Directors the personal representatives of such deceased member shall have the right by notice in writing to appoint a person to be a Director of the Company and such appointment shall be as effective as if made by any means allowed under these Articles of Association for the appointment of Directors.

19.           The directors may exercise all the powers of the Company to borrow without limit as to amount and upon such terms and in such manner as they think fit and subject (in the case of any security convertible into shares) to Section 80 of the Act to grant any mortgage charge or standard security over its undertaking property and uncalled capital or any part thereof and to issue debentures debenture stock or any other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

20.           (a)           The words “and may also determine the rotation in which any additional directors are to retire” shall be omitted from regulation 78 of Table A.

(b)           The second and third sentences of Regulation 79 of Table A shall be omitted.

21.           A director who is in any way either directly or indirectly interested in any contract transaction or arrangement (whether actual or proposed) with the Company or in which the Company is otherwise interested shall declare the nature of his interest at a meeting of the directors in accordance with Section 317 of the Act. Subject to such disclosure a director shall be entitled to vote in respect of any such contract transaction or arrangement (whether actual or proposed) in which he is interested and whether or not he votes he shall be counted in reckoning whether a quorum is present or not.

NOTICES

22.           The third sentence of Regulation 112 of Table A shall be omitted and the following sentence be inserted as the final sentence “A member whose registered address is not within the United Kingdom is entitled to receive any notice from the Company and that such notices be sent to the registered address by prepaid airmail”.

THE SEAL

23.           The Company may have a Seal if it so wishes. If the Company has a Seal the Directors may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by a Director and the Secretary or by a second Director. The obligation under Clause 6 of Table A relating to the sealing of share certificates shall apply only if the Company has a Seal.

INDEMNITY

24.           In addition to the indemnity conferred by Regulation 118 of Table A and subject to the provisions of the Act every such person as is mentioned in the said Regulation shall be entitled to be indemnified out of the assets of the Company against all expenses losses or liabilities incurred by him as agent of the Company or for the Company’s benefit or intended benefit or in or about the discharge or intended discharge of his duties in relation to the Company.

NAMES AND ADDRESSES OF SUBSCRIBERS

HALLMARK SECRETARIES LIMITED
120 East Road
London
N1 6AA	/s/ illegible

HALLMARK REGISTRARS LIMITED
120 East Road
London
N1 6AA	/s/ illegible

Dated the 1st July 1996

Witness to the above signatories:

DAVID ORDISH
120 East Road	/s/ illegible
London
N1 6AA

Company No. 03226252

THE COMPANIES ACTS 1985 AND 1989

 PRIVATE COMPANY LIMITED BY SHARES

WRITTEN RESOLUTION of PREMDOR U.K. HOLDINGS
LIMITED

(the “Company”)

Written resolution of the sole member of the Company passed pursuant to Regulation 53 of Table A 1985.

We, being the sole member of the Company for the time being entitled to attend and vote at a general meeting of the Company, resolve as follows:

THAT the Articles of Association of the Company be and are hereby amended by the addition of the following as new Articles:

 “25         Notwithstanding anything contained in these Articles to the contrary, the directors will register any transfer of shares and may not suspend the registration of the transfer of any shares if such transfer:

(i)            is to The Bank of Nova Scotia, any nominee or any transferee of such bank (the “Lender”) while such shares are charged to the Lender by way of security;

(ii)           is delivered to the Company for registration by the Lender in order to perfect its security over such shares; or

(iii)          is executed by the Lender pursuant to a power of sale or other power under such security.

For the avoidance of doubt, the requirement to give a transfer notice in respect of any transfer pursuant to this Article shall not apply.”; and

“26          Notwithstanding anything contained in these Articles to the contrary, any lien attaching to the shares of the Company shall not apply in the event of a transfer of shares to the Lender for the purposes of Article 25.”

Dated:    6 April 2005

CERTIFIED TO BE A TRUE AND
/s/ Phillip S. Orsino	COMPLETE COPY OF THE ORIGINAL
DATED THIS 13th DAY OF APRIL 2005
duly authorised for and on behalf of

MASONITE INTERNATIONAL CORPORATION	Pinsent Masons	/s/ Pinset Masons

Company No. 03227274

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

WRITTEN RESOLUTION of PREMDOR CROSBY LIMITED

(the “Company”)

Written resolution of the sole member of the Company passed pursuant to Regulation 53 of Table A 1985.

We, being the sole member of the Company for the time being entitled to attend and vote at a general meeting of the Company, resolve as follows:

THAT the Articles of Association of the Company be and are hereby amended by the addition of the following as new Articles:

“18          Notwithstanding anything contained in these Articles to the contrary, the directors will register any transfer of shares and may not suspend the registration of the transfer of any shares if such transfer:

4.             is to The Bank of Nova Scotia, any nominee or any transferee of such bank (the “Lender”) while such shares are charged to the Lender by way of security;

5.             is delivered to the Company for registration by the Lender in order to perfect its security over such shares; or

6.             is executed by the Lender pursuant to a power of sale or other power under such security.

For the avoidance of doubt, the requirement to give a transfer notice in respect of any transfer pursuant to this Article shall not apply.”; and

“19          Notwithstanding anything contained in these Articles to the contrary, any lien attaching to the shares of the Company shall not apply in the event of a transfer of shares to the Lender for the purposes of Article 18.”

Dated:    6 April 2005

/s/ Robert Tubbesing	CERTIFIED TO BE A TRUE AND
COMPLETE COPY OF THE
ORIGINAL DATED THIS 13th DAY OF
duly authorised for and on behalf of	APRIL 2005

PREMDOR U.K. HOLDINGS LIMITED	Pinsent Masons	/s/ Pinsent Masons